As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-263815

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vertical Aerospace Ltd.

Unit 1 Camwal Court, Chapel Street,

Bristol BS2 0UW

United Kingdom

(Address of Principal Executive Offices)(Zip Code)

VERTICAL AEROSPACE LTD. 2021 INCENTIVE AWARD PLAN

VERTICAL AEROSPACE ENTERPRISE MANAGEMENT INCENTIVE OPTION AGREEMENTS

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

United States

(Name and address of agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Robbie McLaren, Esq. Jennifer Gascoyne, Esq. Latham & Watkins LLP 99 Bishopsgate London EC2M 2XF United Kingdom Tel. (+44) (0)20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-263815) (the “Registration Statement”) of Vertical Aerospace Ltd. (the “Registrant”) is being filed with the Securities and Exchange Commission to replace the Vertical Aerospace Ltd. 2021 Incentive Award Plan included as Exhibit 4.2 of the Registration Statement with the Amended and Restated Vertical Aerospace Ltd. 2021 Incentive Award Plan incorporated by reference as Exhibit 4.2 to this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of Form S-8, the signature pages to Form S-8, and Exhibits 23.1 and 24.1. Part I, the prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

The Amended and Restated Vertical Aerospace Ltd. 2021 Incentive Award Plan was approved by ordinary resolution of the shareholders of Vertical Aerospace Ltd. at its Annual General Meeting held on August 5, 2025.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit No.	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
3.1	Fourth Amended and Restated Memorandum and Articles of Association of Vertical Aerospace Ltd.	6-K	001-93177	3.1	December 23, 2024
4.1	Specimen Ordinary Share certificate of Vertical Aerospace Ltd.	F-4	333-257785	4.6	November 24, 2021
4.2	Amended and Restated Vertical Aerospace Ltd. 2021 Incentive Award Plan	6-K	001-93177	99.1	August 5, 2025
4.3	Form of Vertical Aerospace Group Ltd. Enterprise Management Incentive Option Agreements.	S-8	333-263815	4.3	March 24, 2022
4.4	Form of Vertical Aerospace Ltd. Replacement Enterprise Management Incentive Option Agreements.	S-8	333-263815	4.4	March 24, 2022
5.1	Opinion of Walkers (Cayman) LLP, Cayman counsel to the Company, as to the legality of the securities being registered.	S-8	333-263815	5.1	March 24, 2022
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Walkers (Cayman) LLP (contained in Exhibit 5.1).	S-8	333-263815	23.2	March 24, 2022
24.1*	Powers of Attorney (included on signature page hereto).
107	Filing Fee Table.	S-8	333-263815	107	March 24, 2022

*       Filed herewith

II-1

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on August 5, 2025.

VERTICAL AEROSPACE LTD.

By:	/s/ Stuart Simpson
	Name:	Stuart Simpson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Stuart Simpson and Dómhnal Slattery, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Vertical Aerospace Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stuart Simpson Stuart Simpson	Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2025

/s/ John Maloney John Maloney	Finance Director (Principal Financial Officer and Principal Accounting Officer)	August 5, 2025

/s/ Dómhnal Slattery Dómhnal Slattery	Chairman	August 5, 2025

/s/ James Keith Brown James Keith Brown	Director	August 5, 2025

/s/ Kris Haber Kris Haber	Director	August 5, 2025

/s/ Lord Andrew Parker Lord Andrew Parker	Director	August 5, 2025

/s/ Poul Carsten Stendevad Poul Carsten Stendevad	Director	August 5, 2025

/s/ Benjamin Story Benjamin Story	Director	August 5, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in the City of New York, State of New York, on August 5, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name: Colleen De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.